Exhibit 99.1

View, Inc. Announces 2020 Financial Results

Milpitas, CA, March 15, 2021: View, Inc. (“View”) filed financial results for the full year 2020. Business highlights are detailed below:

•	Full year revenue increased 32.8% y/y to $32.3 million in spite of the impacts of the pandemic

•	GAAP loss from operations improved 16.1% y/y; Adjusted EBITDA improved 27.7% y/y

•	Completed the announced transaction, raising gross proceeds of $815.2 million resulting in $518.3 million of cash on the balance sheet, after retiring existing debt

•	Recent customer announcements include Uber, Dallas Forth Worth International Airport, Tavistock Development Company, Oxford Property Group, Google, Nuveen, and others (see below for more details)

“View exceeded our plan for the full year 2020. Now in the public markets, we are excited about building on that success,” said Dr. Rao Mulpuri, Chairman and CEO of View. “The company is poised for high growth with a strong balance sheet, exciting product offerings, growing customer base, and accelerating market adoption. We are well capitalized and excited about the future, as the world looks to build smart buildings that are more sustainable, experiential, and healthier.”

Recent Business Highlights

On December 21, 2020, View announced (link) that its smart windows have started shipping to the Epic II, a 23-story, 470,000-square-foot office under development by Westdale and KDC, located in Dallas, TX. The property, which is scheduled to be occupied in 2022, will serve as a regional hub for Uber, the worldwide ride-sharing technology leader.

On January 13, 2021, View announced (link) that its smart windows will be installed in Dallas Fort Worth International Airport’s new expansion of Terminal D, a project that adds four gates to the terminal and showcases DFW’s “Gate of the Future”. The expansion will be the first airport to deploy View’s latest smart building digital network, AI and machine learning powered environmental sensor modules, and transparent ultra-high-definition displays.

On February 2, 2021, View announced (link) that its smart windows have been selected into multiple buildings across Lake Nona, the 17-square-mile visionary community developed by Tavistock Development Company. View Smart Windows have already been installed in five buildings in Lake Nona across office, retail, and hospitality projects, and will be installed in more than 30 additional buildings.

On February 18, 2021, View announced (link) that View Smart Windows are being installed at St. John’s Terminal, the 12-story, 1.3-million-square-foot, cutting-edge commercial office under development by Oxford Properties Group. This landmark Manhattan building will be the center of Google’s Hudson Square campus.

On February 25, 2021, View announced (link) its smart windows will be installed at 3.0 University Place, the 250,000-square-foot commercial lab and office building in the heart of Philadelphia’s innovation corridor. University Place Associates is partnering with Silverstein Properties and Cantor Fitzgerald to develop the state-of-the-art life science and commercial office space.

On March 1, 2021, View announced (link) the completion of 730 Third Avenue, a 665,000-square-foot, 27-story, office tower recently transformed through a $120 million renovation by Nuveen Real Estate, and its development advisor, Taconic Partners. TIAA, the parent company of Nuveen, owns 730 Third Ave and both firms will continue to be headquartered at the location.

Full Year 2020 Financial Highlights:

•	Revenue of $32.3 million compared to $24.3 million in 2019, an increase of +32.8% y/y

•	GAAP cost of revenue of $123.1 million; non-GAAP cost of revenue of $120.9 million

•	GAAP research and development of $69.5 million; non-GAAP R&D costs of $65.1 million

•	GAAP selling, general and administrative of $77.4 million; non-GAAP SG&A costs of $55.2 million

•	GAAP loss from operations of $237.7 million; non-GAAP loss from operations of $208.8 million

•	GAAP net loss of $257.0 million; non-GAAP net loss of $228.1 million

•	Depreciation and amortization of $26.3 million

•	Adjusted EBITDA $(182.6) million

VIEW, INC.

SELECT FINANCIALS AND RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except for per share data)

(unaudited)

	2020	2019
	$32,302	$24,324
Revenue

Cost of Revenue
GAAP Cost of Revenue	$123,110	$179,675
Stock-Based Compensation	2,240	3,084
Non-GAAP Cost of Revenue	$120,870	$176,591

R&D Expense
GAAP R&D Expense	$69,491	$77,696
Stock-Based Compensation	4,438	4,113
Non-GAAP R&D Expense	$65,053	$73,583

SG&A Expense
GAAP SG&A Expense	$77,445	$72,905
Stock-Based Compensation	22,254	21,879
Non-GAAP SG&A Expense	$55,191	$51,026

Loss from Operations
GAAP Loss from Operations	$(237,744)	$(283,452)
Stock-based Compensation	28,932	29,076
Loss (Income) from Legal Settlement	—	(22,500)
Non-GAAP Loss from Operations	$(208,812)	$(276,876)

Net Loss
GAAP Net Loss	$(256,982)	$(289,904)
Stock-Based Compensation	28,932	29,076
Loss (Income) from Legal Settlement	—	(22,500)
Non-GAAP Net Loss	$(228,050)	$(283,328)

Adjusted EBITDA
GAAP Loss from Operations	$(237,744)	$(283,452)
Stock-Based Compensation	28,932	29,076
Loss (Income) from Legal Settlement	—	(22,500)
Non-GAAP Loss from Operations	$(208,812)	$(276,879)
Depreciation and Amortization	26,258	24,379
Adjusted EBITDA	$(182,554)	$(252,497)

Forward-Looking Statements

Certain statements included in this announcement that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These statements are based on various assumptions, whether or not identified in this announcement. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of View. Factors that could cause actual future events to differ from the forward-looking statements in this announcement, include but are not limited to: volatility in the price of View’s securities, changes in competitive and regulated industries in which View operates, variations in operating performance across competitors, changes in laws and regulations affecting View’s business. changes in View’s capital structure, the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, the potential inability of View to increase its manufacturing capacity or to achieve efficiencies regarding its manufacturing process or other costs, the enforceability of View’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others, and the risk of downturns and a changing regulatory landscape in the highly competitive industry in which View operates. These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the registration statement filed on Form S-4 and other documents that will be filed by View from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and View assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. View does not give any assurance that View will achieve its expectations.

About non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP cost of revenues, non-GAAP research and development, non-GAAP selling, general and administrative, non-GAAP loss from operations, non-GAAP net loss, non-GAAP adjusted EBITDA.

The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

About View

View is a technology company and the market leader in smart windows. View Smart Windows use artificial intelligence to automatically adjust in response to the sun and increase access to natural light, to improve people’s health and experience in buildings, while simultaneously reducing energy consumption to mitigate the effects of climate change. Every View installation also includes a smart building platform that consists of power, network, and communication infrastructure. For more information, please visit: www.view.com

Contacts:

Samuel Meehan

View, Inc.

Investor Relations

IR@View.com

408-493-1358